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                                                         EXHIBIT 11

                                          SENECA FOODS CORPORATION AND SUBSIDIARIES
                                              COMPUTATION OF EARNINGS PER SHARE

                                              (In thousands except share data)



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                                                                              Three Months Ended                   Six Months Ended

                                                                          9/28/96            9/30/95           9/28/96     9/30/95
                                                                          -------            -------           -------     -------


Net Earnings Applicable to Common Stock:

    Net Earnings                                                $            2,710  $       (10,349) $          7,537  $    (10,294)
    Deduct Preferred Cash Dividends                                              6                6                12            12
                                                                 ------------------------------------------------------------------
        Net Earnings Applicable to
      Common Stock                                              $            2,704  $       (10,355) $          7,525  $    (10,306)
                                                                ===================================================================

Weighted Average Common
  Shares Outstanding                                                     5,939,680        5,593,110         5,939,680     5,593,110
Effect of Common Stock Equivalents                                               -                -                 -             -
                                                                -------------------------------------------------------------------
Weighted Average Common Shares Out-
  standing for Primary                                                   5,939,680        5,593,110         5,939,680     5,593,110
                                                                 ==================================================================
Primary and Fully Diluted
  Earnings Per Share                                              $            .46    $       (1.85)      $      1.27  $     (1.84)
                                                                  =================================================================
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